Filed pursuant to Rule 424(b)(7)
Registration Statement No. 333-294133

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 9, 2026)

U.S. Bancorp

6,600,535 Shares of Common Stock

This prospectus supplement relates to the resale from time to time of up to 6,600,535 shares of common stock, par value $0.01 per share, of U.S. Bancorp (the “Shares”), which are held by the selling stockholders described herein. The selling stockholders acquired the Shares in connection with the completion of the acquisition by U.S. Bancorp of Condor Trading LP, a Delaware limited partnership and the parent company of BTIG, LLC and its other subsidiaries (the “Transaction”) on June 1, 2026.

The selling stockholders may offer and sell the Shares from time to time at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods. This prospectus supplement and the accompanying prospectus, including the “Plan of Distribution” section of this prospectus supplement, describe the general manner in which the Shares may be offered and sold by the selling stockholders.

We will not receive any proceeds from the sale of the Shares by the selling stockholders.

Our common stock is listed on the New York Stock Exchange under the symbol “USB.”

Investing in our securities involves risk. See “Risk Factors” on page S-2.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated June 1, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the agents or any of their affiliates have authorized anyone to provide you with any other information, and neither we nor the agents take any responsibility for, and can provide no assurances as to the reliability of, any other information that others may provide you. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of the applicable document. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, or a solicitation of an offer to buy these securities, in any jurisdiction where offers and sales are not permitted.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement describes certain matters relating to us and the specific terms of this offering of our common stock, and it supplements the general information contained in the accompanying prospectus. This prospectus supplement supersedes the accompanying prospectus to the extent that it contains information that differs from the information in the accompanying prospectus.

In making your investment decision, it is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” on page 1 of the accompanying prospectus.

References in this prospectus supplement and the accompanying prospectus to “U.S. Bancorp,” “we,” “us” and “our” refer to U.S. Bancorp, unless otherwise indicated or unless the context requires otherwise.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks and the other information we have included or incorporated by reference in this prospectus supplement. Please see the section entitled “Risk Factors” contained in Exhibit 13 of our latest Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities.

FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding us. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, future economic conditions and our anticipated future revenue, expenses, financial condition, asset quality, capital and liquidity levels, plans, prospects, targets, initiatives and operations. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “projects,” “forecasts,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.”

Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those set forth in forward-looking statements, including the following risks and uncertainties:

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Deterioration in general business, political and economic conditions or turbulence in domestic or global financial markets, which could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility;

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Changes to statutes, regulations, or regulatory policies or practices, including capital and liquidity requirements and any credit card interest rate caps, and the enforcement and interpretation of such laws and regulations, and our ability to address or satisfy those requirements and other requirements or conditions imposed by regulatory entities;

•	Changes in trade policy, including the imposition of tariffs or the impacts of retaliatory tariffs;

•	Changes in interest rates;

•	Increases in unemployment rates;

•	Deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans;

•	Changes in commercial real estate occupancy rates;

•	Increases in Federal Deposit Insurance Corporation assessments, including due to bank failures;

•	Actions taken by governmental agencies to stabilize or reform the financial system and the effectiveness of such actions;

•	Turmoil and volatility in the financial services industry;

•	Risks related to originating and selling mortgages, including repurchase and indemnity demands, and related to our role as a loan servicer;

•	Impacts of current, pending or future litigation and governmental proceedings;

•	Increased competitive pressure;

•	Effects of climate change and related physical and transition risks;

•	Changes in customer behavior and preferences and the ability to implement technological changes to respond to customer needs and meet competitive demands;

•	Breaches in data security;

•	Failures or disruptions in or breaches of our operational, technology or security systems or infrastructure, or those of third parties, including as a result of cybersecurity incidents;

•	Failures to safeguard personal information;

•	Impacts of pandemics, natural disasters, terrorist activities, civil unrest, international hostilities and geopolitical events, including those arising from conflict in the Middle East;

•	Impacts of supply chain disruptions, rising inflation, slower growth or a recession;

•	Failure to execute on strategic or operational plans;

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Effects of mergers and acquisitions, such as the acquisition of Condor Trading LP and its subsidiaries, including BTIG, LLC, and related integration, including that the expected benefits may take longer than anticipated to achieve or may not be achieved in entirety or at all and the costs relating to the combination may be greater than expected;

•	Effects of critical accounting policies and judgments;

•	Effects of changes in or interpretations of tax laws and regulations;

•	Management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk and liquidity risk; and

•	The risks and uncertainties more fully discussed in the section entitled “Risk Factors” of our Form 10-K for the year ended December 31, 2025, and subsequent filings with the SEC.

Factors other than these risks also could adversely affect our results, and you should not consider these risks to be a complete set of all potential risks or uncertainties. You are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events. You should, however, consult any further disclosures of a forward-looking nature we may make in any future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K.

U.S. BANCORP

We are a financial services holding company headquartered in Minneapolis, Minnesota, serving millions of local, national and global customers. We are registered as a bank holding company under the Bank Holding Company Act of 1956 (the “BHC Act”), and have elected to be treated as a financial holding company under the BHC Act. We provide a full range of financial services, including lending and depository services, cash management, capital markets, and trust and investment management services. We also engage in credit card services, merchant and ATM processing, mortgage banking, insurance, brokerage and leasing. We are the parent company of U.S. Bank National Association.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “USB.” Our principal executive offices are located at 800 Nicollet Mall, Minneapolis, Minnesota 55402, and the contact telephone number is (866) 775-9668.

We refer you to the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as described under “Where You Can Find More Information” in the accompanying prospectus, for more information about us and our businesses.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares by the selling stockholders.

SELLING STOCKHOLDERS

Pursuant to the Agreement and Plan of Merger dated January 12, 2026 (the “Merger Agreement”), we completed the acquisition of Condor Trading LP, a Delaware limited partnership and the parent company of BTIG, LLC and its other subsidiaries on June 1, 2026, and issued 6,600,535 shares of our common stock to the selling stockholders as partial consideration for the Transaction.

Under the terms of the Merger Agreement, we have agreed to file a registration statement (or a prospectus supplement to an already effective registration statement) under the Securities Act registering the resale of the Shares after the closing of the Transaction. In addition, we have agreed to maintain the effectiveness of the registration of the Shares for as long as the Shares held by the former equityholders of Condor Trading LP remain “registrable” pursuant to the Merger Agreement. The Shares will cease to be “registrable” upon, among other triggers, such Shares becoming eligible for public resale by the former equityholders of Condor Trading LP holding such Shares, together with their affiliates, pursuant to Rule 144 under the Securities Act without any volume limitation.

The following table has been prepared based on information known to us and reflects holdings as of June 1, 2026. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 1,551,131,193 shares of our common stock actually outstanding as of May 28, 2026, and further giving effect to the Shares issued to the selling stockholders on June 1, 2026.

Prior to the Transaction, some of the selling stockholders were, or were affiliated with, directors, officers, employees or other service providers of Condor Trading LP or its subsidiaries and may, after our acquisition of Condor Trading LP, be employees or service providers of U.S. Bancorp or its subsidiaries. Except as disclosed herein (including such relationships and the Merger Agreement), as of the date hereof, the selling stockholders do not have, and within the past three years have not had, any position, office or other material relationship with us.

As used in this prospectus supplement, the term “selling stockholders” includes the selling stockholders listed in the table below and any of their permitted transferees, pledgees, distributees, donees and successors.

	Shares Beneficially Owned Prior to the Offering(1)		Shares Offered Hereby	Shares Beneficially Owned After the Offering(2)
Name of Selling Stockholder	Number	Percentage	Number	Number	Percentage
Selling stockholders who beneficially own, in the aggregate, less than 1% of our common stock	6,600,535	*	6,600,535	0	*
Total shares of our common stock registered	6,600,535	*	6,600,535	0	*

*	Less than 1%.
(1)	Consists of shares of our common stock issued in connection with the completion of the Transaction.
(2)

Assumes the sale of all of the Shares registered hereby and that the selling stockholders do not acquire beneficial ownership of any additional shares of our common stock prior to the completion of this offering.

PLAN OF DISTRIBUTION

The Shares are being registered to permit the resale of such securities by the selling stockholders from time to time after the date of this prospectus. We will pay the expenses incurred to register the Shares, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with sales of the Shares.

The selling stockholders may offer and sell the Shares from time to time at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods. These prices will be determined by the selling stockholders or by agreement between the selling stockholders and underwriters or dealers who may receive fees or commissions in connection with such sale. Such sale may be effected by a variety of methods, including the following:

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	in privately negotiated transactions;

•	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

•	in a block trade in which a broker-dealer will attempt to sell a block of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through broker-dealers, which may act as agents or principals;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above or by any other legally available means.

In effecting the sales, the selling stockholders may arrange for brokers or dealers to participate. The selling stockholders may sell some, all or none of the Shares. Any selling stockholder may sell Shares covered by this prospectus supplement in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus supplement. In addition, the selling stockholders may transfer, devise or give the Shares by other means not described in this prospectus supplement. We do not know how long the selling stockholders will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with any of the selling stockholders regarding the sale of any of the Shares.

The selling stockholders and any underwriter, dealer or agent who participates in the distribution of the Shares may be deemed to be “underwriters” under the Securities Act, and any discount, commission or concession received by such persons might be deemed to be an underwriting discount or commission under the Securities Act. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. The selling stockholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the selling stockholders and any other relevant person of any of the Shares and the ability of any person or entity to engage in market-making activities with respect to our common stock.

U.S. Bancorp Investments, Inc. and BTIG, LLC, both subsidiaries of U.S. Bancorp, are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the Shares. Accordingly, participation in the offer and sale of the Shares by U.S. Bancorp Investments, Inc. and BTIG, LLC or any other affiliate of ours that is a member of FINRA will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121.

Under the securities laws of certain states, our common stock may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states, our common stock may not be sold unless the common stock has been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

We have agreed to indemnify the selling stockholders against certain civil liabilities, including certain liabilities arising under the Securities Act. The selling stockholders have agreed to indemnify us against certain civil liabilities arising under the Securities Act.

PROSPECTUS

U.S. BANCORP

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

The securities of each class may be offered and sold from time to time by us and/or by one or more selling securityholders to be identified in the future. This prospectus provides a general description of these securities, certain of the terms and provisions that may be applicable to such securities and the manner in which they may be offered and sold. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus, the applicable prospectus supplement (including any underlying supplement and/or product supplement, the “prospectus supplement”), any pricing supplement and any free writing prospectus we have authorized, as well as the documents incorporated by reference, carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus, together with the applicable prospectus supplement describing the terms of the specific securities being offered and sold and the relevant pricing supplement, if any, may be used by our affiliates, including U.S. Bancorp Investments, Inc., in connection with market-making offers and sales of such securities in the secondary market as described above. These affiliates may act as principal or agent in such transactions. Such secondary market sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of such sales. Our affiliates, including U.S. Bancorp Investments, Inc., do not have any obligation to make a market in the above referenced securities and may discontinue their market-making activities at any time without notice, in their sole discretion. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

U.S. Bancorp Investments, Inc. is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referred to above. Accordingly, participation in the offer and sale of such securities by U.S. Bancorp Investments, Inc. or any other affiliate of ours that is a member of FINRA will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121.

Our common stock is listed on the New York Stock Exchange under the symbol “USB.”

Investing in the securities involves risks. Potential purchasers of the securities should consider the information set forth in the “Risk Factors” section in the applicable prospectus supplement and in any pricing supplement relating thereto and the discussion of risk factors contained in our annual and other reports filed with the Securities and Exchange Commission, which are incorporated by reference into this prospectus.

None of the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation (the “FDIC”) or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities will be our equity securities or unsecured obligations and are not savings accounts, deposits, or other obligations of any bank or non-bank subsidiary of ours. These securities are not guaranteed by U.S. Bancorp or any bank and are not insured by the FDIC or any other government agency or instrumentality.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement or supplements.

The date of this prospectus is March 9, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. Under this shelf registration process, we and/or one or more selling securityholders to be identified in the future may from time to time offer and sell any combination of the securities identified in this prospectus in one or more offerings in amounts, at prices and on terms that will be determined at the time of the offering.

This prospectus provides a general description of the securities that may be offered. We will provide supplements to this prospectus that will contain information about the specific terms of the offering and the securities being offered. The applicable prospectus supplement, any pricing supplement and any free writing prospectus we have authorized may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement, a pricing supplement or any free writing prospectus we have authorized, if applicable. You should read carefully this prospectus, the applicable prospectus supplement, any pricing supplement, any free writing prospectus we have authorized and the additional information described under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement, pricing supplement and free writing prospectus we have authorized describing the terms of the specific securities being offered pursuant to this prospectus and any such prospectus supplement, pricing supplement or free writing prospectus. We have not authorized anyone to provide you with any other information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide you. You should not assume that the information contained or incorporated by reference in this prospectus or in any prospectus supplement, pricing supplement or free writing prospectus we have authorized is accurate as of any date other than the date of the applicable document. This prospectus is not an offer to sell these securities, or a solicitation of an offer to buy these securities, in any jurisdiction where offers and sales are not permitted.

The words “we,” “our,” “ours” and “us” refer to U.S. Bancorp, unless otherwise indicated or unless the context requires otherwise.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov and may be accessed through our website at https://ir.usbank.com. Information on our website is not a part of or incorporated by reference into this prospectus or any accompanying prospectus supplement, pricing supplement or free writing prospectus.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the documents listed below and all documents we subsequently file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including any amendment, prior to the termination of the offering of securities under this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 23, 2026.

•	Our Current Reports on Form 8-K filed on January 13, 2026, January 20, 2026, January 28, 2026, and January 29, 2026.

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The description of our common stock set forth in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2025, and any other amendments or reports filed for the purpose of updating such description.

Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not, and will not be, incorporated by reference.

We will provide without charge to each person (including any beneficial owner) to whom a prospectus is delivered, on the written or oral request of any such person, a copy of any or all of these filings (other than the exhibits to such documents, unless that exhibit is specifically incorporated by reference in that filing). Requests should be directed to:

U.S. Bancorp

200 S. 6th Street

Minneapolis, Minnesota 55402

Attn: Investor Relations Department

(866) 775-9668

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U.S. BANCORP

We are a financial services holding company headquartered in Minneapolis, Minnesota, serving millions of local, national and global customers. We are registered as a bank holding company under the Bank Holding Company Act of 1956 (the “BHC Act”), and have elected to be treated as a financial holding company under the BHC Act. We provide a full range of financial services, including lending and depository services, cash management, capital markets, and trust and investment management services. We also engage in credit card services, merchant and ATM processing, mortgage banking, insurance, brokerage and leasing. We are the parent company of U.S. Bank National Association.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “USB.” Our principal executive offices are located at 800 Nicollet Mall, Minneapolis, Minnesota 55402, and the contact telephone number is (866) 775-9668.

We refer you to the documents incorporated by reference into this prospectus, as described in the section “Where You Can Find More Information,” for more information about us and our businesses.

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DESCRIPTION OF THE SECURITIES

We may use this prospectus to offer securities in one or more offerings. One or more prospectus supplements, which we will provide each time we offer securities, or the relevant pricing supplement, if any, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement or any relevant pricing supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling securityholders to be identified in the future.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject, in whole or in part, any proposed purchase of our securities. Each prospectus supplement or the relevant pricing supplement, if any, will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement or the relevant pricing supplement, if any, and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement or supplements.

Debt Securities

We may sell our unsecured debt securities, which may be senior or subordinated in priority of payment. We will provide one or more prospectus supplements and a relevant pricing supplement, if any, that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Common Stock

We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock and Depositary Shares

We may sell shares of our preferred stock, par value $1.00 per share, in one or more series. We also may issue preferred stock that will be represented by depositary shares. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock or depositary shares.

Warrants

We may sell warrants, including warrants to purchase our senior notes, subordinated notes, shares of our common stock, shares of our preferred stock or depositary shares. In a prospectus supplement or pricing

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supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our senior notes, subordinated notes, common stock, preferred stock or depositary shares.

Units

We may sell any combination of one or more of the other securities described in this prospectus together as units. In a prospectus supplement or pricing supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or the relevant pricing supplement, if any, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, investments in or advances to existing or future subsidiaries, repayment of maturing obligations and refinancing of outstanding indebtedness. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness. We will not receive any proceeds from the sales of any securities by selling securityholders.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement or the relevant pricing supplement, if any, the validity of the securities offered by this prospectus will be passed upon for us by our counsel, Willkie Farr & Gallagher LLP, Chicago, Illinois. Certain legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement or the relevant pricing supplement.

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EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

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U.S. Bancorp

Common Stock

PROSPECTUS SUPPLEMENT

June 1, 2026